EXHIBIT 23.1
                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements listed below of our report dated August 17, 2000, except for the first three paragraphs of Note 8, as to which the dates are August 28, 2000, September 11, 2000, and September 11, 2000, respectively, with respect to the financial statements of Alternative Technology Resources, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2000:



Form S-8 No. 33-80300 pertaining to the 3Net Systems, Inc. 1993 Stock Option/Issuance Plan

Form S-8 No. 33-84576 pertaining to the Nonstatutory Stock Option Agreement by and between 3Net Systems, Inc. and Russell J. Harrison

Form S-3 No. 33-86962 pertaining to 3Net Systems, Inc. common stock being offered by selling stockholders

Form S-8 No. 333-90021 pertaining to the Alternative Technology Resources, Inc. 1997 Stock Option Plan, Non-Statutory Stock Option for Edward Lammerding.


                                              /s/  ERNST & YOUNG LLP

Sacramento, California
September 19, 2000